Exhibit 10.1

REDEMPTION OF MEMBERSHIP INTEREST

THIS REDEMPTION OF MEMBERSHIP INTEREST (this “Redemption”) is made and entered into as of September 21, 2012 (the “Effective Date”), between LED Effects, Inc., a Nevada corporation (“LED Effects”), and LED Holdings, LLC, a Delaware limited liability company (“LED Holdings”). All terms used herein but not otherwise defined herein shall have the meanings set forth in that certain Amended and Restated Limited Liability Company Operating Agreement of LED Holdings, LLC, dated as of March 9, 2008, as amended (the “Company Agreement”).

RECITALS

WHEREAS, LED Effects owns 1,000,000 Class B Units in LED Holdings (the “Class B Units”) pursuant to the Company Agreement;

WHEREAS, LED Effects desires to withdraw from LED Holdings and redeem the Class B Units and receive 8,200,000 shares of the common stock, par value $0.001 per share, of Lighting Science Group Corporation, a Delaware corporation (the “LSG Common Stock”) in full liquidation of its Class B Units;

WHEREAS, LED Holdings desires to permit LED Effects’ withdrawal and extinguish (i) all of LED Effects’ right, title and interest in and to its Class B Units, (ii) all rights and interests of LED Effects, as a member of LED Holdings, including, without limitation, that exist pursuant to the Company Agreement and (iii) any and all rights and interests related to the forgoing (collectively, the “Redeemed Interest”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Withdrawal and Redemption.

(a) LED Effects and LED Holdings hereby agrees that as of the Effective Date and concurrently with the transfer of the Redeemed Interest, LED Effects shall and hereby does withdraw as a member of LED Holdings.

(b) LED Holdings hereby transfers, grants and conveys to LED Effects the LSG Common Stock and LED Effects hereby receives, assumes and accepts the LSG Common Stock from LED Holdings in full and complete liquidation of LED Effects’ Membership Interest in LED Holdings.

(c) LED Effects hereby transfers, grants and conveys to LED Holdings the Redeemed Interest and LED Holdings hereby receives, assumes and accepts the Redeemed Interest from LED Effects. LED Effects and LED Holdings agree that this Redeemed Interest includes all rights, interests, and obligations, whether known or unknown, contingent or otherwise, that may be allocable to the Redeemed Interest, including, without limitation, all of

LED Effects’ proportionate right, title, and interest in and to the business, properties, and assets of LED Holdings allocable or attributable to the Redeemed Interest, and to the capital, distributions, profits, and losses of LED Holdings or its successors allocable or attributable to the Redeemed Interest.

2. Delivery of Stock Certificate. Concurrently with the execution and delivery of this Agreement, LED Holdings shall deliver or cause to be delivered to LED Effects a stock certificate or certificates representing all of the shares the LSG Common Stock. In the event that such stock certificate or certificates is not delivered to LED Effects, this Agreement shall be null and void and of no further force and effect.

3. Representations of LED Effects. LED Effects hereby represents and warrants to LED Holdings that: (i) LED Effects owns the Redeemed Interest; (ii) to LED Effects’ knowledge, there are no liens, adverse claims, charges, pledges or other encumbrances against the Redeemed Interest; and (iii) LED Effects has not previously sold, assigned, transferred, mortgaged, pledged, or granted a lien security interest, or option in the Redeemed Interest.

4. Counterparts. This Redemption may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5. Governing Law. This Redemption shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable conflicts of laws thereof.

6. Headings: Certain Interpretive Matters. The headings used in this Redemption have been inserted for convenience and do not constitute matters to be construed or interpreted in connection with this Redemption.

7. Severability. This Redemption is intended to be performed in accordance with, and only to the extent permitted by, applicable law. If any provision of this Redemption or the application thereof or circumstance shall be invalid or unenforceable, then neither the remainder of this instrument nor the application of such provision or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

8. Further Assurances. From time to time, as and when requested by any party hereto, any other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Redemption.

9. Binding Effect. This Redemption shall be binding upon the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the undersigned have executed this Redemption as of the Effective Date.

LED EFFECTS, INC.,
a Nevada corporation

By:	/s/ Kevin Furry
Name: Kevin Furry
Title: President

LED HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Steven Wacaster
Name: Steven Wacaster
Title: Manager

Signature Page to the

Redemption of Membership Interest